UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

OPTIMUM FUND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[    ] Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
____________________________________________________________

2) Form, Schedule or Registration Statement No.:
____________________________________________________________

3) Filing Party:
____________________________________________________________

4) Date Filed:
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PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY SEPTEMBER 15, 2015

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Optimum Fund Trust

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for September 15, 2015. The Trust’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Trust to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call the number listed below:
1- 855-928-4484
Your vote is important no matter the size of your Trust holdings. Please remember to vote all of your accounts in each fund. It is important that we received your vote prior to the September 15, 2015 Special Meeting of Shareholders.

You may have more than one proxy included in your packet because you have multiple registrations and/or positions. Please be sure to vote all proxies in your packet.

The Trust has made it very easy for you to vote. Choose one of the following methods to vote all of your accounts:

VOTE ONLINE	VOTE BY MAIL	V OTE BY PHONE

Visit the Website noted on your proxy card(s) and enter the control number that appears on the proxy card(s). Follow the on-screen prompts to vote.	Return the executed proxy card(s) in the postage-paid envelope provided so it is received by September 15, 2015.
Call the phone number above
Monday – Friday, 9:00am – 10pm,
Eastern time to speak with a proxy
specialist.

OR

Call the toll free touch-tone phone
number listed on your proxy card.
Have your proxy card with control
number available. Follow the touch-
tone prompts to vote.

THANK YOU FOR VOTING